                                                                  EXHIBIT (j)(1)

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the  incorporation by reference in this  Post-Effective  Amendment
No. 24 to Registration  Statement No. 33-79482 on Form N-1A of our reports dated
January 16, 2007, relating to the financial  statements and financial highlights of American Century Strategic Asset  Allocations,  Inc.,  including Newton Fund,
Strategic Allocation:  Conservative Fund, Strategic  Allocation:  Moderate Fund,
and Strategic  Allocation:  Aggressive  Fund,  appearing in the Annual Report on
Form N-CSR of American Century  Strategic Asset  Allocations,  Inc. for the year ended  November  30,  2006,  and to the  references  to us  under  the  headings
"Financial  Highlights" in the Prospectuses and "Independent  Registered  Public
Accounting  Firm" and  "Financial  Statements"  in the  Statement of  Additional
Information, which are part of such Registration Statement.

/s/ DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE LLP

Kansas City, Missouri
March 23, 2007